As filed with the Securities and Exchange Commission on October 1, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WASHINGTON TRUST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Rhode Island	05-0404671
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
23 Broad Street
Westerly, Rhode Island 02891
(401) 348-1200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward O. Handy III
Chief Executive Officer
Washington Trust Bancorp, Inc.
23 Broad Street
Westerly, Rhode Island 02891
(401) 348-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Samantha M. Kirby, Esq.
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
(617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Being Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common stock (4)
Senior debt securities and subordinated debt securities (4)
Warrants (5)
Units (6)
Total	$150,000,000	100%	$150,000,000	$16,365.00(7)

(1)
Pursuant to General Instruction II.D. of Form S-3, such indeterminate number or principal amount of common stock, debt securities (including senior debt securities and subordinated debt securities), warrants, and units of Washington Trust Bancorp, Inc. not to exceed $150,000,000 maximum aggregate offering price exclusive of accrued interest and dividends, if any. The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

(2)	Estimated solely for purposes of computing the registration fee and exclusive of accrued interest and dividends, if any.
(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(4)	Shares of common stock may be issuable upon conversion of debt securities registered hereunder. No separate consideration will be received for such common stock.
(5)
Warrants will represent rights to purchase debt securities or common stock registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(6)	Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may be or may not be separable from one another.
(7)
In accordance with Rule 457(p) under the Securities Act, the full filing fee due for this registration statement has been offset by the $18,675 filing fee associated with all of the unsold securities under the Registration Statement on Form S-3 (Registration No. 333-220978), filed by the registrant with the Securities and Exchange Commission on October 16, 2017.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 1, 2020
PROSPECTUS
$150,000,000
Washington Trust Bancorp, Inc.
Common Stock
Senior Debt Securities
Subordinated Debt Securities
Warrants
Units

We may offer and sell from time to time, separately or together, in multiple series or in one or more offerings, any combination of common stock, debt securities, warrants, and units, up to a maximum aggregate offering price of $150,000,000.

We may offer to sell these securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides you with a general description of the securities that we may offer and sell from time to time. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the securities and sale and may add to or update the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities.

Our common stock is traded on the NASDAQ Global Market, or “NASDAQ,” under the trading symbol “WASH.” The last reported sale price of the common stock on September [●], 2020 was $[●] per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, or included in any inter-dealer quotation or over-the-counter market. If we decide to seek the listing or inclusion of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on or in which the securities will be listed or included.

Investing in our securities involves risks. See “Risk Factors” on page 3.

The offered securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

The date of this prospectus is , 2020.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to the financial condition, prospective results of operations, future performance or expectations, plans, objectives, prospects, loan loss allowance adequacy, simulation of changes in interest rates, capital spending, finance sources and revenue sources of the Corporation. These statements relate to expectations concerning matters that are not historical facts. Accordingly, statements that are based on management’s projections, estimates, assumptions, and judgments constitute forward-looking statements. These forward looking statements, which are based on various assumptions (some of which are beyond the Corporation’s control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology such as “believe”, “expect”, “estimate”, “anticipate”, “continue”, “plan”, “approximately”, “intend”, “objective”, “goal”, “project”, or other similar terms or variations on those terms, or the future or conditional verbs such as “will”, “may”, “should”, “could”, and “would”.

Such forward-looking statements reflect our current views and expectations based largely on information currently available to our management, and on our current expectations, assumptions, plans, estimates, judgments, and projections about our business and our industry, and they involve inherent risks and uncertainties. Although the Corporation believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies, and other factors. Accordingly, the Corporation cannot give you any assurance that its expectations will in fact occur or that its estimates or assumptions will be correct. The Corporation cautions you that actual results could differ materially from those expressed or implied by such forward-looking statements as a result of, among other factors, the factors referenced herein under the section captioned “Risk Factors” on page 3 of this prospectus; the negative impacts and disruptions of the COVID-19 pandemic and measures taken to contain its spread on our employees, customers, business operations, credit quality, financial position, liquidity and results of operations; the length and extent of the economic contraction as a result of the COVID-19 pandemic; continued deterioration in local, regional, national or international economic conditions or conditions affecting the banking or financial services industries, financial capital markets and the customers and communities we serve; changes in consumer behavior due to changing political, business and economic conditions, including increased unemployment, or legislative or regulatory initiatives; the possibility that future credits losses are higher than currently expected due to changes in economic assumptions or adverse economic developments; volatility in national and international financial markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value or outflows of wealth management assets under administration; decreases in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, increases in defaults and charge-off rates; changes in the size and nature of our competition; changes in legislation or regulation and accounting principles, policies and guidelines; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics; reputational risk relating to our participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; and changes in the assumptions used in making such forward-looking statements. These forward-looking statements speak only as of the date of this report and the Corporation does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this report.

PROSPECTUS SUMMARY

About This Prospectus

This prospectus is part of a “shelf” registration statement that we have filed under the Securities Act of 1933, as amended, or the “Securities Act,” with the Securities and Exchange Commission, or the “SEC.” Under this shelf registration statement, we may sell, from time to time, any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

As used in this prospectus, the “Corporation,” “we,” “our,” and “us” refer to Washington Trust Bancorp, Inc. and our consolidated subsidiaries, unless the context indicates otherwise; the “Bank” refers to The Washington Trust Company, of Westerly. This prospectus includes our trademarks and other trade names identified herein. All other trademarks and trade names appearing in this prospectus are the property of their respective holders.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

About Washington Trust Bancorp, Inc.

Washington Trust Bancorp, Inc. is a publicly-owned registered bank holding company that has elected to be a financial holding company, was organized in 1984 under the laws of the State of Rhode Island. The Corporation’s subsidiaries include The Washington Trust Company, of Westerly, a Rhode Island chartered commercial bank founded in 1800, and Weston Securities Corporation. Through its subsidiaries, the Corporation offers a complete product line of financial services, including commercial, residential and consumer lending, retail and commercial deposit products, and wealth management services through its offices in Rhode Island, eastern Massachusetts and Connecticut.

The accounting and reporting policies of the Corporation conform to accounting principles generally accepted in the United States of America and to general practices of the banking industry. At June 30, 2020, the Corporation had total assets of $5.9 billion, total deposits of $4.1 billion and total shareholders’ equity of $520.2 million.

Unless the context otherwise requires, references herein to the Corporation include the Corporation and its subsidiaries on a consolidated basis.

Our address is 23 Broad Street, Westerly, Rhode Island 02891, and the telephone number is (401) 348-1200. You can find additional information regarding the Corporation in its filings with the SEC referenced in the section of this document titled “Where You Can Find More Information.”

RISK FACTORS

You should carefully consider the risks described in the documents incorporated by reference in this prospectus before making an investment decision. These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our Annual Reports on Form 10-K, (ii) our Quarterly Reports on Form 10-Q, and (iii) documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus.

USE OF PROCEEDS

Unless we otherwise specify in a supplement to this prospectus, we intend to use the net proceeds from our sale of the securities covered by this prospectus for general corporate purposes, which may include refinancing, reducing or repaying debt; investments in the Bank and our other subsidiary as regulatory capital; financing possible investments or acquisition; expansion of the business; and investments at the holding company level.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds, we expect to invest the proceeds in short-term obligations.

THE SECURITIES WE MAY OFFER

This prospectus contains a summary of the common stock, the senior debt securities, the subordinated debt securities, the warrants, and the units that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material United States federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” below.

DESCRIPTION OF COMMON STOCK

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. Therefore, you should read our articles of incorporation and by-laws that have been filed with the SEC, each as amended to date.

General

Under our articles of incorporation, we have authority, without further shareholder action, to issue up to 60,000,000 shares of common stock, $0.0625 par value per share.

Our common stock is listed on the NASDAQ Global Market under the symbol “WASH.”

We may issue common stock from time to time. Our board of directors must approve the amount of stock we sell and the price for which it is sold. Holders of our common stock do not have preferential rights or preemptive rights to buy or subscribe for capital stock or other securities that we may issue. Our common stock does not have any redemption or sinking fund provisions or any conversion rights.

Dividends

Holders of our common stock are entitled to receive dividends if, as and when declared by our board of directors out of any funds legally available for dividends.

Voting Rights

Except as otherwise required by law or by the terms of any other class or series of stock, holders of our common stock have the exclusive power to vote on all matters presented to our shareholders, including the election of directors. Holders of our common stock are entitled to one vote per share. Holders of our common stock elect our board of directors and act on other matters as are required to be presented to them under Rhode Island law or as are otherwise presented to them by the board of directors. There is no cumulative voting in the election of our directors.

All matters to be voted on by shareholders, other than the election of directors, must be approved by a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present. In elections of directors, a plurality voting standard will apply.

Preemptive Rights

Holders of our common stock have no preemptive rights under our articles of incorporation or by-laws.

Liquidation/Dissolution Rights

In the event the Corporation is liquidated, dissolved or its affairs are wound up, holders of our common stock are entitled to receive, in cash or in kind, in proportion to their holdings, the assets that we may legally use to pay distributions after it pays or makes adequate provision for all our debts and liabilities.

Restrictions on Ownership

The Bank Holding Company Act of 1956, as amended, or the “BHCA,” requires any “bank holding company,” as defined in the BHCA, to obtain the approval of the Board of Governors of the Federal Reserve System, or the “Federal Reserve,” prior to the acquisition of more than 5% of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over the Corporation, may be subject to regulation as a bank holding company under the Bank Holding Company Act. In addition, Rhode Island law requires the prior approval of the Superintendent of the Rhode Island Department of Business Regulation, Banking Regulation Division for (i) the acquisition of more than 5% of the voting shares of a Rhode Island financial institution or Rhode Island Bank or any financial institution holding company that controls a Rhode Island financial institution or Rhode Island bank by certain banking entities, or (iii) the acquisition by a Rhode Island financial institution or Rhode Island bank or a Rhode Island financial institution holding company of more than 5% of the voting shares of a financial institution or a foreign bank.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the “senior trustee.” We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the “subordinated trustee.” The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the “indentures” and, together, the senior trustee and the subordinated trustee are referred to as the “trustees.” This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement, of which this prospectus forms a part, for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:
•do not limit the amount of debt securities that we may issue;
•allow us to issue debt securities in one or more series;
•do not require us to issue all of the debt securities of a series at the same time; and
•allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:
•the title of the debt securities and whether they are senior or subordinated;
•any limit upon the aggregate principal amount of the debt securities of that series;
•the title of the debt securities and whether they are senior or subordinated;
•any limit upon the aggregate principal amount of the debt securities of that series;
•the date or dates on which the principal of the debt securities of the series is payable;
•the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security of ours or the method by which any such portion shall be determined;
•the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;
•the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;

•the right, if any, to extend the interest payment periods and the duration of such extension;
•the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, converted or exchanged, in whole or in part;
•our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the form of the debt securities of the series;
•if other than minimum denominations of $1,000 or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;
•whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;
•whether the debt securities will be convertible into or exchangeable for common stock or other securities of ours or any other Person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;
•any additional or alternative events of default to those set forth in the indenture;
•any additional or alternative covenants to those set forth in the indenture;
•the currency or currencies including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the U.S. dollar);
•if the principal of (and premium, if any), or interest, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;
•whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
•additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;
•the applicability of any guarantees;
•any restrictions on transfer, sale or assignment of the debt securities of the series; and
•any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.”

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:
•either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event debt securities are convertible into or exchangeable for common stock or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of common stock or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and
•an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:
•default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;
•default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;
•default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;
•bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and
•any other event of default provided with respect to a particular series of debt securities.

If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:
•we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and
•all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:
•is in conflict with any law or the applicable indenture;
•may involve the trustee in personal liability; or
•may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).

We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:
•to cure any ambiguity, defect, or inconsistency in the applicable indenture or in the Securities of any series;
•to comply with the covenant described above under “–Merger, Consolidation or Sale of Assets”;
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•to add events of default for the benefit of the holders of all or any series of debt securities;
•to add the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indenture conferred upon us;

•to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the applicable indenture;
•to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;
•to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities
•to establish the form or terms of debt securities of any series;
•to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee to appoint a separate trustee with respect to any series;
•to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act; or
•to conform the applicable indenture to this “Description of Debt Securities” or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.

Subordination

Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:
•either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date; and
•we have paid or caused to be paid all other sums payable.

Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, we shall be released from our obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, and/or debt securities in one or more series. We may issue warrants independently or together with common stock, and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
•the offering price and aggregate number of warrants offered;
•the currency for which the warrants may be purchased;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•in the case of warrants to purchase common stock, the number of shares of common stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•the terms of any rights to redeem or call the warrants;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•the periods during which, and places at which, the warrants are exercisable;
•the manner of exercise;
•the dates on which the right to exercise the warrants will commence and expire;
•the manner in which the warrant agreement and warrants may be modified;
•federal income tax consequences of holding or exercising the warrants;
•the terms of the securities issuable upon exercise of the warrants; and
•any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions of the governing unit agreement;
•the price or prices at which such units will be issued;
•the applicable U.S. federal income tax considerations relating to the units;
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

PLAN OF DISTRIBUTION

We may sell securities:
•through underwriters;
•through dealers;
•through agents;
•directly to purchasers; or
•through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:
•at a fixed price, or prices, which may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•the name of the agent or any underwriters;
•the public offering or purchase price;
•any discounts and commissions to be allowed or paid to the agent or underwriters;
•all other items constituting underwriting compensation;
•any discounts and commissions to be allowed or paid to dealers; and
•any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts, and with respect to matters of Rhode Island law, Partridge Snow & Hahn LLP, Providence, Rhode Island.

EXPERTS

The consolidated financial statements of the Corporation as of December 31, 2019 and for the year then ended, and the effectiveness of internal control over financial reporting as of December 31, 2019, have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in Washington Trust Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of the Corporation as of December 31, 2018 and for the two years in the period then ended, have been audited by KPMG LLP, an independent registered public accounting firm, as set forth in their report appearing in Washington Trust Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 001-32991. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (1) on or after the date of filing of the registration containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents:
•Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 25, 2020;
•Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, filed on May 7, 2020 and June 30, 2020, filed on August 6, 2020;
•Current Report on Form 8-K, filed on April 30, 2020;
•Portions of our Proxy Statement filed on March 17, 2020 that have been incorporated by reference into our Annual Report on Form 10-K; and
•The description of our common stock contained in our registration statement on Form S-3, filed on October 16, 2017 under Section 12 of the Exchange Act, and any amendments or report filed for the purpose of updating such description.

You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following: Washington Trust Bancorp, Inc., 23 Broad Street, Westerly, Rhode Island 02891, Attention: Corporate Secretary. Our telephone number is (401) 348-1200.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated into this registration statement exhibits. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later that is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information relating to us contained in this prospectus should be read together with the information contained in any prospectus supplement and in the documents incorporated in this prospectus and any prospectus supplement by reference.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers the offer and sale of the securities offered by this prospectus. This prospectus is part of the registration statement, but the registration statement, including the accompanying exhibits included or incorporated by reference therein, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov and on our website at www.washtrust.com. Except as specifically incorporated by reference in this prospectus, information on those websites is not part of this prospectus.

$150,000,000
Common Stock
Senior Debt Securities
Subordinated Debt Securities
Warrants
Units
WASHINGTON TRUST BANCORP, INC.

PROSPECTUS

, 2020

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by the registrant in connection with the registration of securities being registered under this registration statement. All amounts except the SEC registration fee are estimates.

SEC Registration fee	$16,365.00
FINRA Filing Fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and related expenses	*
Transfer agent and trustee fees and expenses	*
Miscellaneous expenses	*
Total	*

* Estimated.

Item 15. Indemnification of Directors and Officers.

Section 7-1.2-814 of the Rhode Island Business Corporation Act, as amended, provides that a corporation generally has the power to indemnify directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses, including attorneys’ fees, actually incurred in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, to which such director, officer, employee or agent may be a party by reason of his being a director, officer, employee or agent, provided that such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (i) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the corporation’s best interests, (ii) in all other cases, that his or her conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

In accordance with Section 7-1.2-202 of the Rhode Island Business Corporation Act, Article Eleventh of the Corporation’s Restated Articles of Incorporation, as amended, provides that no director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of such director’s fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 7-1.2-811 of the Rhode Island Business Corporation Act, which relates to liability for unauthorized acquisitions or redemptions of, or dividends or distributions on, capital stock, or (iv) for any transaction from which the director derived an improper personal benefit (unless such transaction is permitted by Section 7-1.2-807 of the Rhode Island Business Corporation Act, which relates to director conflicts of interest).

The Corporation’s By-laws, as amended, provide for indemnification to the fullest extent permitted under the Rhode Island Business Corporation Act. Specifically, the Corporation’s By-laws provide that such rights to indemnification are contract rights and that the expenses incurred by an indemnified person shall be paid in advance of a final disposition of any proceeding; provided, however, that if required under applicable law, such person delivers a written affirmation that such person has met the standards of care required under such provisions to be entitled to indemnification.

Section 7-1.2-814(i) of the Rhode Island Business Corporation Act and Section 8.04 of the Corporation’s By-laws provide that the Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such persons in any such capacity. The Corporation has obtained insurance covering its directors and officers against losses and insuring the Corporation against certain of its obligations to indemnify its directors and officers.

Item 16. Exhibits.

1.1*	Form of Underwriting Agreement
1.2*	Form of Distribution Agreement
4.1
Restated Articles of Incorporation of Washington Trust Bancorp, Inc. (incorporated by reference to Exhibit 3.a to Washington Trust Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000)

4.2
Amendment to Restated Articles of Incorporation of Washington Trust Bancorp, Inc. (incorporated by reference to Exhibit 3.b to Washington Trust Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

4.3
Amendment to Restated Articles of Incorporation of Washington Trust Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to Washington Trust Bancorp Inc.’s Current Report on Form 8-K dated May 10, 2016)

4.4	Amended and Restated By-laws of Washington Trust Bancorp, Inc. (incorporated by reference to Exhibit 3.4 to Washington Trust Bancorp, Inc.’s Current Report on Form 8-K filed on November 19, 2015)
4.5
Form of Common Stock Certificate of Washington Trust Bancorp, Inc. (incorporated by reference to Exhibit 4.5 to Washington Trust Bancorp, Inc.’s Registration Statement on Form S-3 filed on October 16, 2017)

4.6**	Form of Indenture for Senior Debt Securities of Washington Trust Bancorp, Inc.
4.7**	Form of Indenture for Subordinated Debt Securities of Washington Trust Bancorp, Inc.
4.8*	Form of Senior Debt Security of Washington Trust Bancorp, Inc.
4.9*	Form of Subordinated Debt Security of Washington Trust Bancorp, Inc.
4.10*	Form of Warrant Agreement (Equity Securities) (including form of warrant)
4.11*	Form of Warrant Agreement (Debt Securities) (including form of warrant)
4.12*	Form of Unit Agreement
4.13*	Form of Unit Certificate
5.1	Opinion of Partridge Snow & Hahn LLP
5.2	Opinion of Goodwin Procter LLP
23.1	Consent of Crowe LLP
23.2	Consent of KPMG LLP
23.3	Consent of Partridge Snow & Hahn LLP (contained in Exhibit 5.1)
23.4	Consent of Goodwin Procter LLP (contained in Exhibit 5.2)

24.1	Powers of Attorney (included on signature page of this Registration Statement)
25.1**	Statement of Eligibility of Senior Trustee on Form T-1 for Washington Trust Bancorp, Inc.
25.2**	Statement of Eligibility of Senior Trustee on Form T-1 for Washington Trust Bancorp, Inc.

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this Registration Statement.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i) (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westerly, Rhode Island, on the 1st day of October, 2020.

WASHINGTON TRUST BANCORP, INC.

By:	/s/ Edward O. Handy III
Edward O. Handy III
Chairman and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Ronald S. Ohsberg
Ronald S. Ohsberg
Senior Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

By:	/s/ Maria N. Janes
Maria N. Janes
Executive Vice President and Controller (Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Washington Trust Bancorp, Inc., hereby severally constitute Edward O. Handy III and Ronald S. Ohsberg, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned may from time to time serve in the future, the registration statement filed herewith and any and all amendments (including post-effective amendments) to said registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and generally to do all such things in our names and in our capacities as officers and directors to enable Washington Trust Bancorp, Inc.to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Edward O. Handy III
Edward O. Handy III	Chairman, Chief Executive Officer, and Director (Principal Executive Officer)	October 1, 2020
/s/ Ronald S. Ohsberg
Ronald S. Ohsberg	Senior Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	October 1, 2020
/s/ Maria N. Janes
Maria N. Janes	Executive Vice President and Controller (Principal Accounting Officer)	October 1, 2020
/s/ John J. Bowen
John J. Bowen	Director	October 1, 2020
/s/ Steven J. Crandall
Steven J. Crandall	Director	October 1, 2020
/s/ Robert A. DiMuccio
Robert A. DiMuccio	Director	October 1, 2020
/s/ Constance A. Howes
Constance A. Howes, Esq.	Director	October 1, 2020
/s/ Katherine W. Hoxsie
Katherine W. Hoxsie	Director	October 1, 2020
/s/ Joseph J. MarcAurele
Joseph J. MarcAurele	Director	October 1, 2020
/s/ Kathleen E. McKeough
Kathleen E. McKeough	Director	October 1, 2020
/s/ Sandra Glaser Parrillo
Sandra Glaser Parrillo	Director	October 1, 2020
/s/ John T. Ruggieri
John T. Ruggieri	Director	October 1, 2020
/s/ Edwin J. Santos
Edwin J. Santos	Director	October 1, 2020